Exhibit 10.2

                          CONSULTING SERVICES AGREEMENT



THIS CONSULTING SERVICES AGREEMENT ("Agreement"), dated as of August 5, 2005 (the "Effective Date"), is between Park City Group, Inc. a Nevada corporation having its principal place of business at PO Box 5000, Park City Utah ("PCG"), and Cannon Equipment Company, having a place of business at 15100 Business Parkway, Rosemount, MN 55068 ("Cannon").

It is understood that Cannon desires to retain PCG to perform certain consulting services ("Services") on their behalf and that PCG is willing to perform such Services in connection with Cannon's operations. It is the intention of the Parties that this Agreement applies to the provision of Services by PCG to Cannon. Cannon shall pay to PCG an up front retainer of five hundred thousand dollars ($500,000). Such retainer shall be treated as a credit to Cannon for services to be performed by PCG pursuant to the terms of this Agreement. PCG shall provide to Cannon monthly statements, on the 15th of each month, detailing how the retainer was used for the previous month and the amount of the remaining balance of the unused retainer. In consideration of the foregoing premises, and the mutual covenants and agreements set forth herein, the Parties hereto agree as follows:

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Description of Services
--------------------------------- ----------------------------------------------
Nature of Consulting                PCG agrees to provide sales support, account
Services Required                   management, category management, customer
                                    technical setup, training and hosting
                                    services on an as needed basis for Cannon.
                                    PCG agrees to provide these services at the
                                    billing rates outlined below. Such billing
                                    rates are effective for the first year of
                                    this Agreement and may be adjusted annually
                                    to reflect the change in the Consumer Price
                                    Index.
--------------------------------- ----------------------------------------------
Unique                              Considerations PCG will provide monthly
                                    billing and service updates, and such
                                    verifications as Cannon shall reasonably
                                    request on all account activities used to
                                    date.
--------------------------------- ----------------------------------------------

--------------------------------- ----------------------------------------------
Billing Rates                       Resource                  Hourly Rate ($USD)
-------------                       --------                  ------------------

                                    Randy Fields                   $550.00
                                    Principals                     $375.00
                                    Account Manager                $300.00
                                    Project Manager                $250.00
                                    Hosting Administrator          $200.00
                                    Technical Lead                 $175.00
                                    Business Lead                  $175.00
                                    Technical Analyst              $125.00
                                    Business Analyst               $125.00

                                    PCG compensation will include base fees and reimbursement of reasonable expenses as follows:

                                    Services fees will be invoiced monthly
                                    according to the billable days worked.

                                    Travel and Out-of-Pocket Expenses will be billed in addition to services fees, and will be billed monthly at cost.

                                    Hosting Hardware and Infrastructure will be
                                    invoiced as incurred. Third party software
                                    required to support the hosting services,
                                    including monitoring, database, and
                                    backup/recovery software shall be paid for
                                    or purchased by Cannon as needed. PCG
                                    acknowledges that Cannon anticipates that
                                    during the twelve (12) month period
                                    following the Effective Date Cannon will be
                                    relying on PCG to host all use of the
                                    Software in relation to current and
                                    prospective Cannon customers.
--------------------------------- ----------------------------------------------

PCG and any employees or agents of PCG are independent contractors relative to Cannon, and will not act as, and are not, agents or employees of the Cannon for any purpose.

Cannon has copyrights in its products, and/or patents or patents pending in its products, and PCG acknowledges and agrees that Cannon retains all intellectual property rights in inventions, applications and other works of authorship prepared or derived using its products, excluding our proprietary business information, materials, trade marks and forms reproduced in your implementation of the Product. In the course of the relationship PCG may learn other information, which Cannon designates as, or from its nature or the circumstances of its disclosure should have been known to be, confidential or proprietary to Cannon. Unless compelled by legal process, PCG will not use, disclose, provide or otherwise make any such information available to any person other than our employees with a need to know, persons retained for its installation, our agents, and consultants bound by confidentiality covenants consistent with our confidentiality obligations hereunder, and will ensure that any access to your products or such information will comply with this paragraph. The foregoing obligations shall not apply to information which: (i) is publicly available prior to the date of this agreement; (ii) becomes publicly available after the date of this agreement through no wrongful act of PCG; (iii) is furnished to others by Cannon without any proprietary restrictions on their right to use or disclose; (iv) is known by PCG without any proprietary restrictions at the time of receipt of such information from Cannon or becomes rightfully known to PCG without proprietary restrictions from a source other than Cannon; or (v) is independently developed by PCG by persons who did not have access, directly or indirectly, to such information.

In witness whereof, Cannon and PCG have each caused this Consulting Services Agreement to be executed on its behalf by its duly authorized representatives


Cannon Equipment Company                      Park City Group, Inc.

By: __________________________________        By:_______________________________

Name:_________________________________        Name:_____________________________

Title:________________________________        Title:____________________________

Date:_________________________________        Date:_____________________________